The principal business address of Wellington Management Company, llp ("Wellington Management") is 75 State Street, Boston, Massachusetts 02109. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940.

Name and Position With           Name of           Connection With
Investment Adviser             Other Company        Other Company
----------------------------------------------------------------------------
Kenneth Lee Abrams                  --                      --
Partner

Nicholas Charles Adams
Partner                              --                     --

Rand Lawrence Alexander
Partner                              --                     --

Deborah Louise Allinson
Partner                   Wellington Trust Company, NA     Vice President

Steven C. Angeli
Partner                              --                     --

James Halsey Averill
Partner                              --                     --

John F. Averill
Partner                   Wellington Hedge Management, Inc. Vice President

Karl E. Bandtel
Partner                   Wellington Global
                           Administrator, Ltd.             Sr. Vice President
                          Wellington Global Holdings, Ltd. Sr. Vice President
                          Wellington Hedge Management, Inc.Sr. Vice President

Mark James Beckwith
Partner                              --                              --

Kevin J. Blake
Partner                              --                              --

William Nicholas Booth
Partner                              --                              --

Michael J. Boudens        Wellington Global                  Vice President
Partner                    Administrator, Ltd.
                          Wellington Hedge Management, Inc.  Vice President

Paul Braverman            Wellington Global
Partner                    Administrator, Ltd.               Treasurer
                          Wellington Global Holdings, Ltd.   Treasurer
                          Wellington Hedge Management, Inc.  Treasurer
                          Wellington International
                           Management Company Pte Ltd.       Director
                          Wellington Management
                           Global Holdings, Ltd.             Treasurer
                          Wellington Management
                           International, LLP                Partner & CFO
                          Wellington Sales Corporation       Pres. & Treasurer
                          Wellington Trust Company, NA       Treasurer/Cashier

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
Robert A. Bruno
Partner                              --                            --

Maryann Evelyn Carroll
Partner                              --                            --

Pamela Dippel
Partner                   Wellington Trust Company, NA     Vice President

Robert Lloyd Evans
Partner                              --                            --

Lisa de la Fuente Finkel  Wellington Global
Partner                    Administrator, Ltd.             Sr. VP & Director
                          Wellington Global
                           Holdings, Ltd.                  Director
                          Wellington Hedge
                           Management, Inc.                Sr. Vice President
                          Wellington Luxembourg S.C.A.     Supervisory Board
                          Wellington Management
                           Global Holdings, Ltd.           Director
                          Wellington Sales Corporation     Sr. VP & Director

Mark T. Flaherty
Partner                   Wellington Trust Company, NA     Vice President

Charles Townsend Freeman
Partner                            --                               --

Laurie Allen Gabriel      Wellington Global
Managing Partner           Administrator, Ltd.             Sr. Vice President
                          Wellington Hedge Management, Inc.Sr. VP & Director
                          Wellington Trust Company, NA     Vice President


John Herrick Gooch        Wellington Global                Pres. & Director
Partner                    Administrator, Ltd.
                          Wellington Global Holdings, Ltd. Pres. & Director
                          Wellington Hedge Management, Inc.President
                          Wellington Management
                           Global Holdings, Ltd.           Pres. & Director
                          Wellington Management
                           International, LLP              Partner
                          Wellington Trust Company, NA     VP & Director

Nicholas Peter Greville   Wellington Global
Partner                    Administrator, Ltd.             Sr. Vice President
                          Wellington Global Holdings, Ltd. Sr. Vice President
                          Wellington International
                           Management Company Pte Ltd.     Director
                          Wellington Management
                           International, LLP              Partner

Paul J. Hamel                                              Vice President &
Partner                   Wellington Trust Company, NA     Bank Information
                                                           Systems Officer
Lucius Tuttle Hill, III
Partner                               --                           --

Jean M. Hynes
Partner                               --                           --

Paul David Kaplan         Wellington Global
Partner                    Administrator, Ltd.             Director
                          Wellington Global Holdings, Ltd. Director
                          Wellington Management
                           Global Holdings, Ltd.           Director

John Charles Keogh
Partner                   Wellington Trust Company, NA     Vice President

George Cabot Lodge, Jr.   Wellington Global                Sr. Vice President
Partner                    Administrator, Ltd.
                          Wellington Hedge Management, Inc.Sr. Vice President

Nancy Therese Lukitsh     Wellington Global                Sr. Vice President
Partner                    Administrator, Ltd.
                          Wellington Hedge Management, Inc.Sr. Vice President
                          Wellington Trust Company, NA     VP & Director

Mark Thomas Lynch
Partner                            --                              --

Christine Smith Manfredi   Wellington Global                Sr. Vice President
Partner                      Administrator, Ltd.
                           Wellington Global Holdings, Ltd. Sr. Vice President
                           Wellington Hedge Management, Inc.Sr. Vice President
                           Wellington Trust Company, NA     Vice President

Earl Edward McEvoy
Partner                              --                           --

Duncan Mathieu McFarland   Wellington Global
Managing Partner            Administrator, Ltd.            Chairman & Director
                           Wellington Global Holdings, Ltd.Chairman & Director
                           Wellington Hedge Mgmt, Inc.     Chairman & Director
                           Wellington International
                            Management Company Pte Ltd.    Director
                           Wellington Management
                            Global Holdings, Ltd.          Chairman & Director
                           Wellington Management
                             International, LLP            Partner
                           Wellington Trust Company, NA    Chair. of the Board
                                                           & Director

Paul Mulford Mecray III
Partner                           --                                 --

Matthew Edward Megargel
Partner                           --                                 --

James Nelson Mordy
Partner                           --                                 --

Diane Carol Nordin        Wellington Global
Partner                    Administrator, Ltd.              Sr. Vice President
                          Wellington Hedge Management, Inc. Sr. Vice President

Stephen T. O'Brien
Partner                             --                               --

Andrew S. Offit
Partner                             --                               --

Edward Paul Owens
Partner                             --                               --

Saul Joseph Pannell
Partner                             --                               --

Thomas Louis Pappas
Partner                             --                               --

Jonathan Martin Payson      Wellington Global
Partner                      Administrator, Ltd.              Director
                            Wellington Global Holdings, Ltd.  Director
                            Wellington Management
                              Global Holdings, Ltd.           Director
                            Wellington Sales Corporation      Sr. Vice Pres.
                            Wellington Trust Company, NA      Pres. & Director

Philip H. Perelmuter
Partner                               --                              --

Robert Douglas Rands
Partner                               --                              --

Eugene Edward Record, Jr.
Partner                     Wellington Trust Company, NA     Vice President

James Albert Rullo
Partner                                --                             --

John Robert Ryan
Managing Partner             Wellington Hedge Management, Inc.     Director

Joseph Harold Schwartz
Partner                                   --                           --

James H. Shakin
Partner                                   --                           --

Theodore Shasta
Partner                                   --                           --

Binkley Calhoun Shorts
Partner                                   --                           --

Scott E. Simpson
Partner                       Wellington Hedge
                               Management, Inc.              Vice President
Trond Skramstad
Partner                               --                               --

Catherine Anne Smith
Partner                               --                               --

Stephen Albert Soderberg
Partner                               --                               --

Eric Stromquist               Wellington Hedge
Partner                        Management, Inc.           Sr. Vice President

Brendan James Swords          Wellington Global           Sr. Vice President
Partner                        Administrator, Ltd.
                              Wellington Hedge
                                Management, Inc.          Sr. Vice President

Harriett Tee Taggart
Partner                              --                            --

Perry Marques Traquina
Partner                              --                            --

Gene Roger Tremblay
Partner                              --                            --

Michael Aaron Tyler
Partner                              --                            --

Mary Ann Tynan
Partner                      Wellington Luxembourg S.C.A.   Supervisory Board
                             Wellington Management          Partner &
                               International, LLP           Compliance Officer
                             Wellington Sales Corporation   Sr. VP, Clerk &
                                                            Director
                             Wellington Trust Company, NA   VP & Trust Officer

Clare Villari
Partner                               --                              --

Ernst Hans von Metzsch       Wellington Global
Partner                       Administrator, Ltd.           Sr. Vice President
                             Wellington Global
                              Holdings, Ltd.                Sr. Vice President
                             Wellington Hedge
                              Management, Inc.              Sr. Vice President

James Leland Walters         Wellington Global              Deputy Chairman &
Partner                       Administrator, Ltd.           Director
                             Wellington Global              Deputy Chairman &
                              Holdings, Ltd.                Director
                             Wellington International       Director
                              Management Company Pte Ltd.
                             Wellington Luxembourg S.C.A.   Supervisory Board
                             Wellington Management          Deputy Chairman,
                              Global Holdings, Inc.         Sr. VP & Director
                             Wellington Sales Corporation   Sr. VP, Asst.
                                                            Clerk & Director
                             Wellington Trust Company, NA   Trust Counsel &
                                                            Director

Kim Williams
Partner                              --                           --

Francis Vincent Wisneski
Partner                              --                           --

Please note the principal business address for Wellington Hedge Management, Inc., Wellington Management International, llp, Wellington Sales Corporation and Wellington Trust Company, NA is the same as Wellington Management. The principal business address for Wellington International Management Company Pte Ltd. is Six Battery Road, Ste. 17-06, Singapore 049909. The principal business address for Wellington Global Administrator, Ltd., Wellington Global Holdings, Ltd. and Wellington Management Global Holdings, Ltd. is Clarendon House, 2 Church Street, PO Box HM 666, Hamilton HMCX, Bermuda. The principal business address for Wellington Luxembourg S.C.A. is 33, boulevard Prince Henri, L-2014 Luxembourg.